NON-COMPETITION AGREEMENT

                  NON-COMPETITION AGREEMENT, dated as of April 1, 1997 by and between INTABEX S.A. (ZUG), a company organized under the laws of Switzerland ("Intabex") (including its subsidiaries "Intabex"), and FOLIUM INC., a company organized under the laws of the British Virgin Islands (including its subsidiaries "Folium").

                            RECITALS

                  A. Pursuant to a Stock Purchase Agreement, dated as of February 14, 1997, (the "Stock Purchase Agreement"), by and among DIMON Incorporated, a Virginia corporation (including its subsidiaries "DIMON"), Intabex, and the shareholders of Intabex, DIMON has purchased all of the issued and outstanding shares of capital stock of Intabex.

                  B. To induce DIMON to enter into the Stock Purchase Agreement, Folium has agreed not to compete, and has agreed to cause each other member of Folium Group (hereinafter defined) not to compete, with Intabex or any of its affiliates (the "Intabex Group") upon the terms and conditions set forth herein; and

                  C. In consideration for such agreement not to compete, Intabex has agreed to make certain payments to Folium as set forth herein.

                  NOW, THEREFORE, in consideration of the recitals and the mutual covenants, conditions and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                  1. Definitions. All capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Stock Purchase Agreement.

                  2. Term. This Agreement shall be effective beginning on the date hereof and shall continue for a period of five
(5) years; provided, however, that in the event of any breach hereunder by Folium or any other member of Folium Group, the term of this Agreement shall be extended for a period equal to the period of such breach.

                  3. Noncompetition Agreement. Folium covenants and agrees that during the term hereof Folium shall not, and that Folium shall cause each affiliate designated by Intabex and agreed to by Folium (Folium and each such affiliate being referred to herein as "Folium Group") not to, directly or indirectly, engage in or accept employment with (as a consultant or otherwise), own any interest in, or otherwise give assistance to, whether or not for compensation, any person or entity engaged in the ownership or management of any business

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involving the purchase, sale or processing of leaf tobacco anywhere in
Zimbabwe and its territories and possessions (which business the parties agree will not include any business involving growing tobacco, warehousing tobacco or the manufacture or sale of cigarettes); provided that this Section 3 shall not prevent any member of Folium Group from
(i) owning any capital stock or indebtedness of any member of Intabex Group, (ii) acting as a consultant to or director of Intabex or any other member of Intabex Group, (iii) owning, operating or selling the tobacco assets set forth on Schedule 3 hereto in accordance with such schedule, or (iv) owning less than 5% of the capital stock of any corporation that is publicly traded on a generally recognized national securities exchange or inter-dealer quotation system. In the event that any provision of this Section 3 is determined to be invalid or overbroad by any court or other entity of competent jurisdiction, the provisions of this Section 3 shall be deemed to have been amended, and the parties hereto agree to execute all documents necessary to evidence such amendment, so as to eliminate or modify any such invalid or overbroad provision so as to carry out the intent of this Section 3 as far as possible and to render the terms of this Section 3 enforceable in all respects as so modified. Folium acknowledges that a violation of this Section 3 by it or any other member of Folium Group may cause irreparable harm to Intabex Group. Accordingly, Folium hereby grants Intabex the right to seek and be granted injunctive relief for any such violation, in addition to any other legal remedies that may be available to Intabex.

                  4.      Confidential Information.  Except as
specifically authorized by Intabex in writing, from the date hereof and continuing forever, Folium agrees not to, and to cause each other member of Folium Group not to, (i) disclose any Confidential Information (as defined below) to any individual or entity, or otherwise knowingly permit any person or entity to obtain or disclose any Confidential Information, or (ii) use any Confidential Information, whether individually or on behalf of another individual or entity, except pursuant to the performance by any member of Folium Group of its duties under any consulting agreement with a member of Intabex Group or as a director of any member of Intabex Group. For purposes hereof, "Confidential Information" means any and all information relating to any part of the business of Intabex Group (including, without limitation, Intabex), provided to Folium or to which Folium has had access (whether before or after the date hereof), which information is not a matter of public record or generally known to the tobacco industry, including, without limitation: (i) financial and operating information regarding Intabex Group; (ii) personnel data, including compensation arrangements, relating to any employee of Intabex Group; (iii) internal plans, practices and procedures of Intabex Group; (iv) the names, addresses and requirements of any customers of Intabex Group; (v) the terms and conditions of any supply agreements, customer or vendor commitments and other agreements, documents and instruments to which any member of Intabex Group is party; and (vi) any other information expressly known by Folium to be confidential. Folium acknowledges that it has had access to and has become familiar with or obtained Confidential information in the course of its dealings with Intabex Group, and that a violation of this Section 4 by it would cause irreparable harm to Intabex Group. Accordingly, Folium hereby grants Intabex Group the

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right to seek and be granted injunctive relief for any such violation, in addition to any other legal remedies that may be available to Intabex Group.

                  In the event that Folium or any other member of Folium Group is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, Folium will, and will cause such other member of Folium Group to, notify Intabex promptly of the request or requirement and cooperate with Intabex in seeking an appropriate protective order or waive compliance with the provisions of this
Section 4; provided, if prior to the issuance of a protective order or the receipt of a waiver hereunder, Folium or such other member of Folium Group is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, Folium or such other member of Folium Group shall be permitted to make such disclosure without any responsibility or liability to Intabex Group but shall use its best efforts to obtain, at the request of and at the expense of Intabex Group, an Order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Intabex Group shall designate.

                  5. Transition. Folium agrees that it will use, and that it will cause each other member of Folium Group to use, its commercially reasonable efforts to assist Intabex Group in preserving and retaining all business relationships between Intabex Group and its customers, suppliers and employees. Folium will not take, and will cause each other member of Intabex Group not to take, any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier or other business associate of Intabex Group from maintaining the same business relationships with Intabex Group after the Closing as it maintained with Intabex Group prior to the Closing.

                  6.      Payment.  In consideration of the
agreements of Folium contained in this Agreement, Intabex hereby delivers to Folium the sum of U.S.$1,000,000 by wire transfer of immediately available funds and Folium hereby acknowledges receipt of such payment.

                  7.      Miscellaneous.

                  (a) Governing Law; Jurisdiction and Venue; Waiver of Jury Trial. (i) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts of law rules or principles thereof.

                  (ii) Each party hereto consents to submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York or in the event (but only in the event) such court does not have subject matter jurisdiction, of the State Courts of New York sitting in New York City, for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each party hereto agrees not to commence any action, suit or proceeding relating thereto except in

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such courts.  Each party hereto unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in such courts, and waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  (iii) EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON ANY CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                  (b) Remedies.          Folium acknowledges that a
violation of this Agreement may cause irreparable harm to the business of Intabex and Intabex Group. Accordingly, Folium hereby grants Intabex the right to seek and be granted injunctive relief for any such violation, in addition to any other legal remedies that may be available to Intabex. Folium shall not in any event be liable or responsible to Intabex Group for any indirect or consequential damages to Intabex Group (including lost profits).

                  (c) Agent for Service of Process. Folium hereby irrevocably designates, appoints, and empowers CT Corporation System, at 1633 Broadway, New York, New York 10019, or such other address where such representative office may be located in New York City, and its successors and assigns, as its true and lawful agent for service of process to receive and accept on its behalf service of process in any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Folium agrees that the failure of such process agent to give any notice of any service of process to it shall not impair or affect the validity of service upon such agent or of any judgment based thereon.

                  (d) Severability. If any provision, clause or part of this Agreement, or the application thereof under certain circumstances is held invalid or unenforceable for any reason, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances shall not be affected thereby.

                  (e) Entire Agreement; Amendment. This Agreement contains all of the understandings and representations between the parties hereto pertaining to the subject matter hereof and supersedes all undertakings and agreements, whether oral or in writing, if any, previously entered into by them with respect thereto. This Agreement may not be amended otherwise than by a writing signed by the parties hereto.

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                  (f) Notices.  All communications, notices and
disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by messenger or by overnight delivery service, or when received via telecopy, telex or other electronic transmission, in all cases addressed to the person for whom it is intended at the address set forth on the signature page hereof or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this Section.

                  (g) Counterparts; Headings. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but both of which together shall constitute one and the same instrument. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

                  (h) Successors and Assigns. Folium acknowledges that Intabex may assign this Agreement, in whole or in part, to any of its subsidiaries or affiliates, without its consent, and agrees that this Agreement shall be binding upon, inure to the benefit of and be enforceable by Intabex and its successors and assigns. At the request of Intabex, Folium will cause each other member of Folium Group to execute and deliver to Intabex a written agreement pursuant to which such member of Folium Group agrees that it is bound by the terms of this Agreement as if such member were expressly named as a party hereto.

                  (i) Confidentiality. Except for information that is otherwise publicly available, each party agrees to keep confidential and not to disclose, and to cause each of its affiliates not to disclose, this Agreement or any terms hereof, except as required by law.

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                  IN WITNESS WHEREOF, the parties hereto have executed, or
caused this Agreement to be executed by their duly authorized officers, all as of the day and year first above written.

                                          INTABEX S.A. (ZUG)

                                          By: /s/ C. V. Parker
                                          Its: Director
                                          Address: Grenzache Strasse 30/32
                                                   CH-4058 Basel
                                                   Switzerland


                                          FOLIUM, INC.

                                          By: /s/ Brian J. Harker
                                          Its: Authorized Agent
                                          Address: Maitland & Co.
                                                   35 rue LaBoerte
                                                   Paris, France 75008

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